UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 30, 2024

Kuber Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1113, Tower 2, Lippo Centre

89 Queensway, Admiralty, Hong Kong

(Address of principal executive offices)

+852 3703 6155

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement

Acquisition Agreement with Gongfa Materials Co., Limited.

On September 30, 2024, Kuber Resources Corporation (the “Company” or “KUBR”), and its wholly owned subsidiary Kuber Resources (Guangdong) Co., Limited (“Kuber Guangdong”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with Gongfa Materials Co., Limited, a Chinese corporation, (“Gongfa”), and the shareholders of Gongfa (the “Shareholders”). Gongfa is a manufacturer of engineered wood products.

Pursuant to the Acquisition Agreement, the Shareholders agreed to sell 100% of the issued and outstanding shares of Gongfa to Kuber Guangdong in exchange for the issuance of such number of shares of Company common stock, par value $0.001 per share (the “Common Shares”) which, collectively, shall be equal to approximately $130 million USD at an agreed upon price per share of $4.80 USD (the “Share Price”). The number of Common Shares issuable at closing is subject to receipt by the Company within 14 to 45 days of September 30, 2024 of a valuation report supporting the value of Gongfa (“Valuation Report”). In the event of a disagreement on the value set forth in the Valuation Report the parties shall receive a third-party valuation and negotiate in good faith to arrive at mutually agreeable value. The issuance of Common Shares shall occur no less than 45 days after receipt of the Valuation Report. Upon issuance at the present valuation, the Common Shares shall represent approximately 20% of the total issued and outstanding shares of common stock of the Company, based upon the shares outstanding as of September 30, 2024.

The transactions contemplated by the Acquisition Agreement and Exchange Agreement (defined below) are expected to close during fourth quarter 2024, subject to the satisfaction of customary closing conditions. Other than the foregoing, there are no other material relationships between the Company or its affiliates and Gongfa or its affiliates: (i) Li Jiyong, one of the Company’s current directors, is a shareholder of Gongfa, and (ii) the anticipated Exchange Agreement transaction whereby the Gongfa Shareholders shall become shareholders of Storming Dragon Limited, the Company’s majority shareholder controlled by its CEO, Raymond Fu.

Storming Dragon Exchange Agreement

Concurrent with the Company’s entry into the Acquisition Agreement, the Shareholders entered into an Equity Exchange Agreement (“Exchange Agreement”) with Storming Dragon Limited, a British Virgin Islands company (“Storming Dragon”) pursuant to which the Shareholders agreed that each of the Shareholders shall become shareholders in Storming Dragon pro-rata to their ownership interest in Gongfa and all Company shares issuable pursuant to the Acquisition Agreement shall be issued to Storming Dragon. Prior to the Exchange Agreement, the Company’s current President and Chief Executive Officer, Mr. Fu, was a 51% owner of Storming Dragon. Upon closing of the Exchange Agreement, Storming Dragon shall be owned as follows: 7.36% by Shenzhen Fengyong Building Materials Supply Chain Partnership Enterprise (Limited Partnership), 13.49% by Shenzhen Guangfeng High Performance Wood Products Co Limited, 28.14% by Li Jiyong, and 51% by Mr. Raymond Fu. Mr. Fu is currently and shall continue serving and as the sole director and controlling shareholder of Storming Dragon.

The foregoing description of the Acquisition Agreement and Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement and Exchange Agreement, which are filed as Exhibit 2.1 and 2.2 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1	Acquisition Agreement, dated September 30, 2024
2.2	Equity Exchange Agreement, dated September 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 15, 2024

Kuber Resources Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Director